EXHIBIT 10.1
AMENDMENT NO. 1
TO
CREDIT AGREEMENT
          THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (the “Agreement”) is being executed and delivered as of May 23, 2006 by and among CBIZ, Inc., a Delaware corporation (the “Company”), the several financial institutions from time to time party to the Credit Agreement referred to and defined below (collectively, the “Lenders”) and Bank of America, N.A. (“Bank of America”), as administrative agent for the Lenders (in such capacity, the “Agent”). Undefined capitalized terms used herein shall have the meanings ascribed to such terms in such Credit Agreement as defined below.
W I T N E S S E T H:
          WHEREAS, the Company, the Lenders and the Agent have entered into that certain Credit Agreement dated as of February 13, 2006 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which, among other things, the Lenders have agreed to provide, subject to the terms and conditions contained therein, certain loans and other financial accommodations to or for the benefit of the Company; and
          WHEREAS, the Company has requested that the Majority Lenders, and subject to the terms and conditions set forth herein, the Majority Lenders have agreed to, amend the Credit Agreement as hereinafter set forth.
          NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company, the Majority Lenders and the Agent, such parties hereby agree as follows:
          1. Amendment. Subject to the satisfaction of each of the conditions set forth in Paragraph 2 of this Agreement, the Credit Agreement is hereby amended as follows:
          (a) The definition of “Applicable Margin” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “ “Applicable Margin” shall mean on any date the applicable percentage set forth below based upon the Total Leverage Ratio as calculated after adjusting the Leverage Ratio shown in the Compliance Certificate then most recently delivered to the Agent and the Lenders:

Revolving Loans/ Letters of Credit			Fees
Total Leverage	Base	Eurodollar	Letter of Credit Fees	Commitment Fee
Ratio	Rate	Rate
≥ 3.00:1.00	1.625%	2.625%	2.625%	0.475%
≥ 2.50:1.00, but < 3.00:1.00	1.375%	2.375%	2.375%	0.425%
≥ 2.00:1.00, but < 2.50:1.00	1.000%	2.000%	2.000%	0.375%
≥ 1.50:1.00, but < 2.00:1.00	0.625%	1.625%	1.625%	0.325%
≥ 1.00:1.00, but < 1.50:1.00	0.375%	1.375%	1.375%	0.275%
< 1.00:1.00	0.125%	1.125%	1.125%	0.225%
     ; provided however that, (i) for the period from the Closing Date to and including the date of the delivery of the Compliance Certificate for the period ending December 31, 2005, the Applicable Margin shall be determined as if the Total Leverage Ratio for such period were greater than or equal to 1.00:1.00 but less than 1.50:1.00, (ii) for the period from May 23, 2006 to and including the date of the delivery of the Compliance Certificate for the period ending June 30, 2006, the Applicable Margin shall be determined as if the Total Leverage Ratio for such period were greater than or equal to 1.50:1.00 but less than 2.00:1.00 and (iii) if the Company shall have failed to deliver to the Lenders by the date required hereunder any Compliance Certificate pursuant to Section 7.02(b), then from the date such Compliance Certificate was required to be delivered until the date of such delivery the Applicable Margin shall be determined as if the Total Leverage Ratio for such period was greater than or equal to 3.00:1.00. Each change in the Applicable Margin (other than pursuant to clause (ii) immediately above, which change shall take effect on May 23, 2006) shall take effect with respect to all outstanding Loans on the third Business Day immediately succeeding the day on which such Compliance Certificate is received by the Agent. Notwithstanding the foregoing, no reduction in the Applicable Margin shall be effected if a Default or an Event of Default shall have occurred and be continuing on the date when such change would otherwise occur, it being understood that on the third Business Day immediately succeeding the day on which such Default or Event of Default is either waived or cured (assuming no other Default or Event of Default shall be then pending), the Applicable Margin shall be reduced (on a prospective basis) in accordance with the then most recently delivered Compliance Certificate (or clause (ii) above, as applicable).”
          (b) The definition of “Indebtedness” set forth in Section 1.01 of the Credit Agreement is hereby amended to (i) delete the word “and” at the end of clause (g) thereof; (ii) delete the period at the end of clause (h) thereof and substitute therefor a semi-colon (“;”); and (iii) add at the end of such definition the following:

     “(i) the Convertible Debt, provided that upon and to the extent of the conversion of such Convertible Debt into capital stock of the Company, such Convertible Debt shall no longer constitute Indebtedness.”
          (c) The definition of “Leverage Ratio” set forth in Section 1.01 of the Credit Agreement is hereby amended to add immediately after the phrase “the ratio of total consolidated Indebtedness” the parenthetical “(excluding the Convertible Debt)”.
          (d) Clause (3) of the definition of “Permitted Acquisition” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “(3) After giving pro forma effect to such Acquisition (calculated as if such Acquisition was consummated as of the first day of such twelve month period, including the effect of any Indebtedness assumed in connection with such Acquisition, and including adjustments as are permitted under Regulation S-X of the SEC), the Leverage Ratio for the twelve month period most recently ended with respect to which the Company has delivered financial statements pursuant to Section 7.01 is less than 2.00 to 1.00, or if the Leverage Ratio for such twelve month period is greater than or equal to 2.00 to 1.00, the aggregate cash consideration paid, incurred or assumed by the Company or any of its Subsidiaries upon the consummation of such Acquisition and with respect to all other Acquisitions consummated during such period, plus Indebtedness of the target company or operations assumed by the Company or any of its Subsidiaries (other than payments by the target company prior to the Acquisition) with respect to each such Acquisitions, plus any deferred payments booked as a liability upon the consummation of such Acquisitions (collectively, “Cash Consideration”), plus the aggregate consideration paid and other payments made by the Company during such period with respect to capital stock repurchases and redemptions, and repurchases, redemptions and prepayments of the Convertible Debt, is equal to or less than $5,000,000.”
          (e) Section 1.01 of the Credit Agreement is hereby amended to insert alphabetically the following defined terms:
     “ “Convertible Debt” means the Company’s puttable cash pay convertible debt incurred pursuant to the Indenture in an aggregate principal amount of up to $100,000,000.”
     “ “Indenture” means the indenture pursuant to which the Convertible Debt is issued.”
     “ “Total Leverage Ratio” means, with respect to the Company and its Subsidiaries (other than Excluded Subsidiaries), on a consolidated basis, as of any date of determination, the ratio of total consolidated Indebtedness as of such date to EBITDA for the twelve month period then most recently ended (taken as a single accounting period).”

          (f) Section 8.05 of the Credit Agreement is hereby amended to (i) delete the word “and” at the end of clause (f) thereof; (ii) delete the period at the end of clause (g) thereof and substitute therefor a semi-colon (“;”); and (iii) add at the end of such section the following:
     “(h) Indebtedness consisting of Convertible Debt in an aggregate outstanding principal amount not to exceed $100,000,000.”
          (g) Section 8.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “Restricted Payments. The Company shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, or purchase, redeem, otherwise acquire for value, or prepay the Convertible Debt (whether voluntarily or mandatorily); except that (a) any Wholly-Owned Subsidiary may declare and make dividend payments or other distributions to the Company or to its immediate parent Subsidiary of the Company, (b) any Subsidiary that is not a Wholly-Owned Subsidiary may declare and make pro-rata dividend payments or other pro-rata distributions, (c) the Company or any of its Subsidiaries may make any repurchase or redemption of its capital stock or any repurchase, redemption or prepayment of the Convertible Debt, provided that, in the case of this clause (c), (i) the Company’s Leverage Ratio for the twelve month period most recently ended with respect to which the Company has delivered financial statements pursuant to Section 7.01 is less than 2.00 to 1.00 calculated on a pro forma basis (calculated after giving effect to any such repurchase, redemption, prepayment and any Acquisitions consummated during such period and determined in the manner provided in clause (3) of the definition of Permitted Acquisitions) or (ii) if such Leverage Ratio is greater than or equal to 2.00 to 1.00, the aggregate consideration paid and other payments made by the Company and its Subsidiaries during such period in connection with all such repurchases, redemptions and prepayments, including such proposed repurchase, redemption or prepayment, plus the aggregate Cash Consideration paid, incurred or assumed by the Company and its Subsidiaries with respect to all Acquisitions consummated during such period, shall not exceed $5,000,000, (d) the Company may pay the settlement amount with respect to each $1,000 aggregate principal amount of Convertible Debt converted into shares of the Company’s common stock (i) in cash, which shall not exceed the lesser of $1,000 and the conversion value of such Convertible Debt pursuant to the terms and conditions of the Indenture and (ii) if the conversion value of such Convertible Debt exceeds $1,000, in the number of shares of the Company’s common stock as calculated pursuant to the terms and conditions of the Indenture, (e) with respect to the conversion of the Convertible Debt into shares of the Company’s common stock, the Company may pay the cash value of fractional shares of the Company’s common stock pursuant to the terms and conditions of the Indenture and (f) the Company may repurchase its capital stock with the proceeds of the Convertible Debt.”
     (h) Article VIII of the Credit Agreement is hereby amended to add at the end of such Article the following Section 8.19:
     “8.19 Modification of Convertible Debt. The Company shall not make any modification to the Indenture or otherwise to the terms and conditions governing the Convertible Debt which could reasonably be expected to have a materially adverse effect on the Company’s or the Lenders’ rights and interests without the approval of the Majority Lenders.”
          2. Effectiveness of this Agreement; Conditions Precedent. The provisions of Paragraph 1 of this Agreement shall be deemed to have become effective as of the date of this Agreement, but such effectiveness shall be expressly conditioned upon (i) the receipt by the Agent of an executed counterpart of this Agreement executed and delivered by duly authorized officers of the Company and the Majority Lenders and (ii) the Convertible Debt having been issued on terms and conditions acceptable to the Agent.
          3. Representations and Warranties.
     (a) The Company hereby represents and warrants that this Agreement and the Credit Agreement as amended by this Agreement constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
     (b) The Company hereby represents and warrants that its execution, delivery and performance of this Agreement and the Credit Agreement as amended by this Agreement have been duly authorized by all proper corporate action, do not violate any provision of its certificate of incorporation or bylaws, will not violate any law, regulation, court order or writ applicable to it, and will not require the approval or consent of any Governmental Authority, or of any other third party under the terms of any contract or agreement to which the Company or any of the Company’s Subsidiaries is bound.
     (c) The Company hereby represents and warrants that, after giving effect to the provisions of this Agreement, (i) no Default or Event of Default has occurred and is continuing or will have occurred and be continuing and (ii) all of the representations and warranties of the Company contained in the Credit Agreement and in each other Loan Document (other than representations and warranties which, in accordance with their express terms, are made only as of an earlier specified date) are, and will be, true and correct as of the date of the Company’s execution and delivery of this Agreement in all material respects as though made on and as of such date.
     (d) The Company hereby represents and warrants that there has occurred since December 31, 2005, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (e) The Company hereby represents and warrants that there are no actions, suits, investigations, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, its Subsidiaries or any of their respective properties which purport to affect or pertain to this Agreement, the Credit Agreement or any other Loan Document or any of the transactions contemplated hereby or thereby, or which could reasonably be expected to have a Material Adverse Effect
          4. Reaffirmation, Ratification and Acknowledgment; Reservation. The Company hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, (b) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Loan Documents, and (c) agrees that neither such ratification and reaffirmation, nor the Agent’s or any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Company with respect to any subsequent modifications to the Credit Agreement or the other Loan Documents. The Credit Agreement is in all respects ratified and confirmed. Each of the Loan Documents shall remain in full force and effect and is hereby ratified and confirmed. Neither the execution, delivery nor effectiveness of this Agreement shall operate as a waiver of any right, power or remedy of the Agent or the Lenders, or of any Default or Event of Default (whether or not known to the Agent or the Lenders), under any of the Loan Documents, all of which rights, powers and remedies, with respect to any such Default or Event of Default or otherwise, are hereby expressly reserved by the Agent and the Lenders. This Agreement shall constitute a Loan Document for purposes of the Credit Agreement.
          5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
          6. Agent’s Expenses. The Company hereby agrees to promptly reimburse the Agent for all of the reasonable out-of-pocket expenses, including, without limitation, attorneys’ and paralegals’ fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Agreement.
          7. Counterparts. This Agreement may be executed in counterparts and all of which together shall constitute one and the same agreement among the parties.
* * * *
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CBIZ, INC.

By

Name:
Title:

BANK OF AMERICA, N.A., as Agent

By

Name:
Title:

BANK OF AMERICA, N.A., as a Lender

By

Name:
Title:
Signature Page to
Amendment No. 1 to
Credit Agreement

FIFTH THIRD BANK, as a Lender

By

Name:
Title:
Signature Page to
Amendment No. 1 to
Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By

Name:
Title:
Signature Page to
Amendment No. 1 to
Credit Agreement

HUNTINGTON NATIONAL BANK, as a Lender

By

Name:
Title:
Signature Page to
Amendment No. 1 to
Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as a Lender

By

Name:
Title:
Signature Page to
Amendment No. 1 to
Credit Agreement